Exhibit 33.1

SYNCHRONY FINANCIAL

Management’s Assessment of Compliance

1.	Management of SYNCHRONY FINANCIAL, formerly GE Capital Retail Finance Corporation, (the “Company”) is responsible for assessing compliance with the servicing criteria applicable to it under paragraph (d) of Item 1122 of Regulation AB of the Securities and Exchange Commission, as of and for the twelve months ended December 31, 2014 (the “Reporting Period”), as set forth in Appendix A hereto. Appendix B identifies the transactions covered by this report and includes asset-backed securities transactions for which the Company acted as servicer involving private-label and co-branded credit card receivables and excluding private asset-backed securities transactions involving receivables that are not originated through the retail card segment of SYNCHRONY FINANCIAL, formerly known as GE Capital Retail Finance Corporation (the “Platform”);

2.	The Company has engaged a vendor, which is not a “servicer” as defined in Item 1101(j) of Regulation AB (the “Vendor”), to perform specific, limited or scripted activities, and the Company’s management elects to take responsibility for assessing compliance with the servicing criterion or portions of the servicing criterion applicable to such Vendor’s activities as set forth in Appendix A hereto, as permitted by the SEC’s Compliance and Disclosure Interpretation (“C&DI”) 200.06, Vendors Engaged by Servicers (C&DI 200.06) (formerly SEC Manual Telephone Interpretation 17.06). Management has policies and procedures in place designed to provide reasonable assurance that the Vendor’s activities comply in all material respects with the servicing criterion applicable to the Vendor. The Company’s management is solely responsible for determining that it meets the SEC requirements to apply C&DI 200.06 for the Vendor and related criterion;

3.	Except as set forth in paragraph 4 below, the Company used the criteria set forth in paragraph (d) of Item 1122 of Regulation AB to assess the compliance with the applicable servicing criteria;

4.	The criteria listed in the column titled “Inapplicable Servicing Criteria” on Appendix A hereto are inapplicable to the Company based on the activities it performs with respect to the Platform;

5.	The Company has complied, in all material respects, with the applicable servicing criteria as of December 31, 2014 and for the Reporting Period with respect to the Platform taken as a whole;

6.	The Company has not identified and is not aware of any material instance of noncompliance by the Vendor with the applicable servicing criterion as of December 31, 2014 and for the Reporting Period with respect to the Platform taken as a whole;

7.	The Company has not identified any material deficiency in its policies and procedures to monitor the compliance by the Vendor with the applicable servicing criterion as of December 31, 2014 and for the Reporting Period with respect to the Platform taken as a whole; and

8.	KPMG LLP, an independent registered public accounting firm, has issued an attestation report on the Company’s assessment of compliance with the applicable servicing criteria for the Reporting Period.

March 27, 2015

SYNCHRONY FINANCIAL

	By:	/s/ Eric Duenwald
	Name:	Eric Duenwald
	Title:	Treasurer

APPENDIX A

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria	Performed Directly by the Company	Performed by Vendor(s) for which the Company is the Responsible Party	INAPPLICABLE SERVICING CRITERIA
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the pool assets are maintained.			X
1122(d)(1)(iv)	A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.			X
Cash Collection and Administration
1122(d)(2)(i)	Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days of receipt, or such other number of days specified in the transaction agreements.			X
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X
1122(d)(2)(iii)	Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.			X
1122(d)(2)(iv)	The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.	X
1122(d)(2)(v)	Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.			X
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.			X

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria	Performed Directly by the Company	Performed by Vendor(s) for which the Company is the Responsible Party	INAPPLICABLE SERVICING CRITERIA
General Servicing Considerations
1122(d)(2)(vii)	Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.			X
Investor Remittances and Reporting
1122(d)(3)(i)	Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of pool assets serviced by the Servicer.	X
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset loan documents.	X
1122(d)(4)(ii)	Pool asset and related documents are safeguarded as required by the transaction agreements	X
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X1

[1]	With respect to servicing criterion 1122(d)(4)(iii), there were no activities performed during the twelve months ended December 31, 2014 with respect to the Platform because there were no occurrences of events that would require the Company to perform such activities.

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria	Performed Directly by the Company	Performed by Vendor(s) for which the Company is the Responsible Party	INAPPLICABLE SERVICING CRITERIA
1122(d)(4)(iv)	Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.	X	X2
1122(d)(4)(v)	The Servicer’s records regarding the pool assets agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	X
1122(d)(4)(vi)	Changes with respect to the terms or status of an obligor's pool assets (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.			X
1122(d)(4)(vii)	Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.			X
1122(d)(4)(viii)	Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).			X
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.			X
1122(d)(4)(x)	Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related pool assets, or such other number of days specified in the transaction agreements.			X
1122(d)(4)(xi)	Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the Servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.			X

[2]	Servicing criterion 1122(d)(4)(iv) is applicable to the activities performed by a Vendor with respect to the Platform only as it relates to the posting of certain payments on pool assets to the appropriate servicer’s obligor records.

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria	Performed Directly by the Company	Performed by Vendor(s) for which the Company is the Responsible Party	INAPPLICABLE SERVICING CRITERIA
1122(d)(4)(xii)	Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.			X
1122(d)(4)(xiii)	Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the Servicer, or such other number of days specified in the transaction agreements.			X
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.	X3

[3]	With respect to servicing criterion 1122(d)(4)(xv), there were no activities performed during the twelve months ended December 31, 2014 with respect to the Platform because there were no occurrences of events that would require the Company to perform such activities.

APPENDIX B

Synchrony Credit Card Master Note Trust, formerly known as GE Capital Credit Card Master Note Trust, Series 2009-4 Notes

Synchrony Credit Card Master Note Trust, formerly known as GE Capital Credit Card Master Note Trust, Series 2009-VFN4 Notes

Synchrony Credit Card Master Note Trust, formerly known as GE Capital Credit Card Master Note Trust, Series 2010-1 Notes

Synchrony Credit Card Master Note Trust, formerly known as GE Capital Credit Card Master Note Trust, Series 2010-2 Notes

Synchrony Credit Card Master Note Trust, formerly known as GE Capital Credit Card Master Note Trust, Series 2010-VFN1 Notes

Synchrony Credit Card Master Note Trust, formerly known as GE Capital Credit Card Master Note Trust, Series 2010-VFN2 Notes

Synchrony Credit Card Master Note Trust, formerly known as GE Capital Credit Card Master Note Trust, Series 2011-1 Notes

Synchrony Credit Card Master Note Trust, formerly known as GE Capital Credit Card Master Note Trust, Series 2011-2 Notes

Synchrony Credit Card Master Note Trust, formerly known as GE Capital Credit Card Master Note Trust, Series 2011-VFN1 Notes

Synchrony Credit Card Master Note Trust, formerly known as GE Capital Credit Card Master Note Trust, Series 2011-VFN2 Notes

Synchrony Credit Card Master Note Trust, formerly known as GE Capital Credit Card Master Note Trust, Series 2011-VFN3 Notes

Synchrony Credit Card Master Note Trust, formerly known as GE Capital Credit Card Master Note Trust, Series 2012-1 Notes

Synchrony Credit Card Master Note Trust, formerly known as GE Capital Credit Card Master Note Trust, Series 2012-2 Notes

Synchrony Credit Card Master Note Trust, formerly known as GE Capital Credit Card Master Note Trust, Series 2012-3 Notes

Synchrony Credit Card Master Note Trust, formerly known as GE Capital Credit Card Master Note Trust, Series 2012-4 Notes

Synchrony Credit Card Master Note Trust, formerly known as GE Capital Credit Card Master Note Trust, Series 2012-5 Notes

Synchrony Credit Card Master Note Trust, formerly known as GE Capital Credit Card Master Note Trust, Series 2012-6 Notes

Synchrony Credit Card Master Note Trust, formerly known as GE Capital Credit Card Master Note Trust, Series 2012-7 Notes

Synchrony Credit Card Master Note Trust, formerly known as GE Capital Credit Card Master Note Trust, Series 2012-VFN1 Notes

Synchrony Credit Card Master Note Trust, formerly known as GE Capital Credit Card Master Note Trust, Series 2013-1 Notes

Synchrony Credit Card Master Note Trust, formerly known as GE Capital Credit Card Master Note Trust, Series 2014-VFN1 Notes

Synchrony Credit Card Master Note Trust, formerly known as GE Capital Credit Card Master Note Trust, Series 2014-VFN2 Notes

Synchrony Credit Card Master Note Trust, formerly known as GE Capital Credit Card Master Note Trust, Series 2014-VFN3 Notes

Synchrony Credit Card Master Note Trust, formerly known as GE Capital Credit Card Master Note Trust, Series 2014-VFN4 Notes

Synchrony Credit Card Master Note Trust, formerly known as GE Capital Credit Card Master Note Trust, Series 2014-VFN5 Notes

Synchrony Credit Card Master Note Trust, formerly known as GE Capital Credit Card Master Note Trust, Series 2014-1 Notes